UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 9, 2008
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review.
(a) As previously disclosed, Diebold, Incorporated (the “Company”) has been in discussions with the Office of the Chief Accountant (the “OCA”) of the Securities and Exchange Commission (the “SEC”) with regard to its practice of recognizing certain revenue on a “bill and hold” basis in its North America business segment. As a result of those discussions the Company determined that its previous, long-standing method of accounting for bill and hold transactions was in error, representing a misapplication of generally accepted accounting principles, and that it would discontinue its use of bill and hold as a method of revenue recognition in its North America and International businesses.
     The Company will correct for that revenue previously recognized on a bill and hold basis by now recognizing that revenue upon customer acceptance of products at a customer location. Within the North America business segment, when the Company is contractually responsible for installation, customer acceptance will be upon completion of installation of all of the items at a job site and Diebold’s demonstration that the items are in operable condition. In those instances when the Company is not contractually responsible for the installation, the company will continue to recognize revenue upon shipment of the products to a customer location.
     The Company’s corrected method of recognizing revenue will be adopted retroactively by restating previously issued financial statements and comes after an in-depth analysis and review with its independent registered public accounting firm, KPMG LLP, the Audit Committee of the Company’s Board of Directors and the OCA. On January 9, 2008, management of the Company concluded that the Company’s financial statements for the fiscal years ended December 31, 2006, 2005, 2004 and 2003; the quarterly data in each of the quarters for the years ended December 31, 2006 and 2005; and the quarter ended March 31, 2007, must be restated and should no longer be relied upon. On January 14, 2008, the Company discussed this conclusion with the Audit Committee. In addition, management’s report on internal control over financial reporting contained in Form 10-K for the fiscal year ended December 31, 2006 should no longer be relied upon.
     On December 21, 2007, it was announced that as a result of the SEC’s ongoing investigation, the Company and the Audit Committee, in consultation with their outside advisors, have been reviewing other accounting items, including various balance sheet accounts such as prepaids, accruals, capitalized assets, deferred revenue, and reserves within both the Company’s North America and International businesses. This review is not yet complete.
     As soon as practical after the review of these other accounting items has been completed, the company will restate the necessary financial statements and file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2007. Based upon the current status of its review of all of these accounting items, the Company currently anticipates restating its financial statements for the years ended December 31, 2006, 2005; and the selected financial data for the years ended December 31, 2004 and 2003, solely through the filing of its Annual Report on Form 10-K for the year ended December 31, 2007. In addition, the Company currently intends to restate its financial statements for the quarter ended March 31, 2007 through the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. While the restated financial statements will address the issues identified in the review, the previously disclosed investigations by the SEC and U.S. Department of Justice remain ongoing and there can be no assurance that the results of these investigations will not impact previously reported financial statements.
     Management and the Audit Committee have discussed the matter disclosed in this current report on Form 8-K with KPMG LLP.

Forward-Looking Statements
     In this current report on Form 8-K/A, statements that are not historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the timing of the filing of restated financial statements and other SEC reports, the ongoing SEC and U.S. Department of Justice investigations and the completion of the review being conducted by the Company and the Audit Committee. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the Company. Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The Company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
     Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to, the results of the SEC and U.S. Department of Justice investigations and the timing and the results of the review being conducted by the Company and the Audit Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 8, 2008

DIEBOLD, INCORPORATED
By /s/ Leslie A. Pierce
Name:	Leslie A. Pierce
Title:	Vice President & Controller